UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

 Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

 Item 3.02.  Unregistered Sales of Equity Securities.

On June 17, 2010, Celsion Corporation (the “Company”) entered into a financing arrangement, sometimes referred to as a committed equity line financing facility (the “CEFF”), with Small Cap Biotech Value, Ltd. (the “Purchaser”) that provides that, upon the terms and subject to the conditions set forth therein, the Purchaser is committed to purchase up to $15.0 million worth of the Company’s common stock over the 24-month term of the CEFF up to a maximum of 2,404,434 shares, under certain specified conditions and limitations.

Since October 1, 2010, the Company completed two draws and sales of 858,987 shares of common stock collectively to the Purchaser pursuant to the CEFF for gross proceeds of $1,768,135.  Broker fees and other expenses associated with these draws totaled $53,672. These draws occured on December 30, 2010 and on March 16, 2011.  The proceeds of the draws will be used for general corporate purposes, including the funding of the Company’s clinical development pipeline of cancer drugs. The Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and all sales of the Company’s common stock to the Purchaser pursuant to the CEFF were exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act.  The Company has registered the resale of the shares of common stock issued to the Purchaser pursuant to the CEFF under the Securities Act on a registration statement on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION
Date: March 22, 2011	By:	/s/ Jeffrey W. Church
Jeffrey W. Church Vice President and Chief Financial Officer